================================================================================




                                    INDENTURE



                          -----------------------------

                          Dated as of October 26, 2004

                          -----------------------------



                                     between

                            MUELLER INDUSTRIES, INC.

                                   as Issuer,

                                       and

                                  SunTrust Bank

                                   as Trustee





                                  $320,000,000

                       6% Subordinated Debentures due 2014


================================================================================

                              CROSS-REFERENCE TABLE

TIA SECTION..................................................INDENTURE SECTION

      310(a)(1).....................................................7.10
      (a)(2)........................................................7.10
      (a)(3)........................................................N.A.
      (a)(4)........................................................N.A.
      (a)(5)........................................................7.10
      (b)................................................7.8; 7.10; 11.2
      (b)...........................................................N.A.
      311(a)........................................................7.11
      (b)...........................................................7.11
      (c)...........................................................N.A.
      312(a).........................................................2.5
      (b)...........................................................11.3
      (c)...........................................................11.3
      313(a).........................................................7.6
      (b)(1)........................................................N.A.
      (b)(2).........................................................7.6
      (c)......................................................7.6; 11.2
      (d)............................................................7.6
      314(a)..............................................4.4; 4.5; 11.2
      (b)...........................................................N.A.
      (c)(1).........................................2.2; 7.2; 8.1; 11.4
      (c)(2)...................................................7.2; 11.4
      (c)(3)........................................................N.A.
      (d)...........................................................N.A.
      (e)...........................................................11.5
      (f)...........................................................N.A.
      315(a)......................................................7.1(b)
      (b)......................................................7.5; 11.2
      (c).........................................................7.1(a)
      (d)...........................................2.8; 6.11; 7.1(b)(c)
      (e)...........................................................6.13
      316(a) (last sentence).........................................2.9
      (a)(1)(A).....................................................6.11
      (a)(1)(B).....................................................6.12
      (a)(2)........................................................N.A.
      (b).................................................6.7; 6.8; 6.12
      316(c)........................................................N.A.
      317(a)(1)......................................................6.3
      (a)(2).........................................................6.4
      (b)............................................................2.4
      318(a)........................................................11.1


N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----


ARTICLE I.     DEFINITIONS AND INCORPORATION BY REFERENCE....................1
   SECTION 1.1.  Definitions.................................................1
   SECTION 1.2.  Incorporation by Reference of TIA...........................6
   SECTION 1.3.  Rules of Construction.......................................7

ARTICLE II.    THE SECURITIES................................................7
   SECTION 2.1.  Form and Dating.............................................7
   SECTION 2.2.  Execution and Authentication................................8
   SECTION 2.3.  Registrar and Paying Agent..................................9
   SECTION 2.4.  Paying Agent to Hold Assets in Trust........................9
   SECTION 2.5.  Securityholder Lists.......................................10
   SECTION 2.6.  Transfer and Exchange......................................10
   SECTION 2.7.  Replacement Securities.....................................14
   SECTION 2.8.  Outstanding Securities.....................................14
   SECTION 2.9.  Treasury Securities........................................15
   SECTION 2.10.  Temporary Securities......................................15
   SECTION 2.11.  Cancellation..............................................16
   SECTION 2.12.  Interest and Defaulted Interest...........................16
   SECTION 2.13.  CUSIP Numbers.............................................17

ARTICLE III.   REDEMPTION...................................................17
   SECTION 3.1.  Right of Redemption........................................17
   SECTION 3.2.  Notices to Trustee.........................................17
   SECTION 3.3.  Selection of Securities to Be Redeemed.....................18
   SECTION 3.4.  Notice of Redemption.......................................18
   SECTION 3.5.  Effect of Notice of Redemption.............................19
   SECTION 3.6.  Deposit of Redemption Price................................19
   SECTION 3.7.  Securities Redeemed in Part................................20

ARTICLE IV.    COVENANTS....................................................20
   SECTION 4.1.  Payment of Securities......................................20
   SECTION 4.2.  Maintenance of Office or Agency............................20
   SECTION 4.3.  Corporate Existence........................................21
   SECTION 4.4.  Compliance Certificate; Notice of Default..................21
   SECTION 4.5.  Reports....................................................21

ARTICLE V.     SUCCESSOR CORPORATION........................................22
   SECTION 5.1.  Limitation on Merger, Sale or Consolidation................22
   SECTION 5.2.  Successor Corporation Substituted..........................22

ARTICLE VI.    EVENTS OF DEFAULT AND REMEDIES...............................23
   SECTION 6.1.  Events of Default..........................................23
   SECTION 6.2.  Acceleration of Maturity Date; Rescission and
                  Annulment.................................................24


                                      (i)

   SECTION 6.3.  Collection of Indebtedness and Suits for
                  Enforcement by Trustee....................................25
   SECTION 6.4.  Trustee May File Proofs of Claim...........................25
   SECTION 6.5.  Trustee May Enforce Claims Without Possession of
                  Securities................................................26
   SECTION 6.6.  Priorities.................................................26
   SECTION 6.7.  Limitation on Suits........................................27
   SECTION 6.8.  Unconditional Right of Holders to Receive
                  Payments..................................................27
   SECTION 6.9.  Rights and Remedies Cumulative.............................27
   SECTION 6.10.  Delay or Omission Not Waiver..............................28
   SECTION 6.11.  Control by Holders........................................28
   SECTION 6.12.  Waiver of Past Default....................................28
   SECTION 6.13.  Undertaking for Costs.....................................28
   SECTION 6.14.  Restoration of Rights and Remedies........................29

ARTICLE VII.   TRUSTEE......................................................29
   SECTION 7.1.  Duties of Trustee..........................................29
   SECTION 7.2.  Rights of Trustee..........................................30
   SECTION 7.3.  Individual Rights of Trustee...............................32
   SECTION 7.4.  Trustee's Disclaimer.......................................32
   SECTION 7.5.  Notice of Default..........................................32
   SECTION 7.6.  Reports by Trustee to Holders..............................32
   SECTION 7.7.  Compensation and Indemnity.................................32
   SECTION 7.8.  Replacement of Trustee.....................................33
   SECTION 7.9.  Successor Trustee by Merger, Etc...........................34
   SECTION 7.10.  Eligibility; Disqualification.............................34
   SECTION 7.11.  Preferential Collection of Claims Against
                  Company...................................................35

ARTICLE VIII.  SATISFACTION AND DISCHARGE...................................35
   SECTION 8.1.  Satisfaction and Discharge of Indenture....................35
   SECTION 8.2.  Repayment to the Company...................................35

ARTICLE IX.    AMENDMENTS, SUPPLEMENTS AND WAIVERS..........................35
   SECTION 9.1.  Supplemental Indentures Without Consent of
                  Holders...................................................35
   SECTION 9.2.  Amendments, Supplemental Indentures and Waivers
                  with Consent of Holders...................................36
   SECTION 9.3.  Compliance with TIA........................................37
   SECTION 9.4.  Revocation and Effect of Consents..........................37
   SECTION 9.5.  Notation on or Exchange of Securities......................38
   SECTION 9.6.  Trustee to Sign Amendments, Etc............................38

ARTICLE X.     SUBORDINATION................................................38
   SECTION 10.1.  Securities Subordinated to Senior Indebtedness............38
   SECTION 10.2.  No Payment on Securities in Certain
                  Circumstances.............................................38
   SECTION 10.3.  Securities Subordinated to Prior Payment of All
                  Senior Indebtedness on Dissolution, Liquidation
                  or Reorganization.........................................40


                                      (ii)

   SECTION 10.4.  Securityholders to Be Subrogated to Rights of
                  Holders of Senior Indebtedness............................40
   SECTION 10.5.  Obligations of the Company Unconditional..................41
   SECTION 10.6.  Trustee Entitled to Assume Payments Not
                  Prohibited in Absence of Notice...........................42
   SECTION 10.7.  Application by Trustee of Assets Deposited with
                  It........................................................42
   SECTION 10.8.  Subordination Rights Not Impaired by Acts or
                  Omissions of the Company or Holders of Senior
                  Indebtedness..............................................42
   SECTION 10.9.  Securityholders Authorize Trustee to Effectuate
                  Subordination of Securities...............................42
   SECTION 10.10. Right of Trustee to Hold Senior Indebtedness..............43
   SECTION 10.11. Article XI Not to Prevent Events of Default...............43
   SECTION 10.12. No Fiduciary Duty of Trustee to Holders of
                  Senior Indebtedness.......................................43

ARTICLE XI.    MISCELLANEOUS................................................44
   SECTION 11.1.  TIA.......................................................44
   SECTION 11.2.  Notices...................................................44
   SECTION 11.3.  Communications by Holders with Other Holders..............45
   SECTION 11.4.  Certificate and Opinion as to Conditions
                  Precedent.................................................45
   SECTION 11.5.  Statements Required in Certificate or Opinion.............45
   SECTION 11.6.  Rules by Trustee, Paying Agent, Registrar.................46
   SECTION 11.7.  Payment Dates.............................................46
   SECTION 11.8.  Governing Law.............................................46
   SECTION 11.9.  No Adverse Interpretation of Other Agreements.............46
   SECTION 11.10. No Recourse Against Others................................46
   SECTION 11.11. Successors................................................46
   SECTION 11.12. Duplicate Originals.......................................46
   SECTION 11.13. Severability..............................................46
   SECTION 11.14. Table of Contents, Headings, Etc..........................47


EXHIBIT A         Form of Security.........................................A-1


                                     (iii)

     INDENTURE, dated as of October 26, 2004, between MUELLER INDUSTRIES, INC., a Delaware corporation (the "Company"), and SunTrust Bank, a Georgia banking corporation, as Trustee.

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 6% Subordinated Debentures due 2014.

                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1. Definitions.
             -----------

     "Acceleration Notice" shall have the meaning specified in Section 6.2.

     "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

     "Agent" means any Registrar, Paying Agent or co-Registrar or any successor thereto.

     "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

     "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

     "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York or the city in which the Corporate Trust Office is located, are authorized or obligated by law or executive order to close.

     "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a capital lease obligation under GAAP.

     "Cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means the Company's common stock, par value $.01 per share, or as such stock may be reconstituted from time to time.

     "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture, and thereafter means such successor.

     "Corporate Trust Office" means the address of the Trustee specified in
Section 11.2, including any other address as to which the Trustee gives notice to the Company in accordance with Section 11.2.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means any event or condition that, after notice or passage of time or both would be, an Event of Default.

     "Defaulted Interest" shall have the meaning specified in Section 2.12.

     "Definitive Securities" means Securities that are in the form of Security attached hereto as Exhibit A that do not include the information called for by footnote 1.

     "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Designated Senior Indebtedness" means the Company's obligations under the Credit Agreement, dated as of November 6, 2003, among the Company, as Borrower, and Standard Federal Bank and other banking institutions, as Lenders and Standard Federal Bank, as Agent, as amended, modified, renewed, refunded, replaced or refinanced from time to time, and the Company's obligations under any other Senior Indebtedness, having an outstanding amount and/or undrawn committed amount at least equal to $15,000,000, in which the instrument creating or evidencing the same or any assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for the purposes of this Indenture; provided that any such instrument, agreement or other document may place limitations and conditions on the rights of the holders of such Senior Indebtedness to exercise the rights of the holders of Designated Senior Indebtedness.

     "Disqualified Capital Stock" means, with respect to the Company, Capital Stock of the Company that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the Holder thereof) by the Company, in whole or in part, on or prior to the Stated Maturity of the Debentures, provided that only the portion of such Capital Stock which is so convertible, exercisable, exchangeable or redeemable or subject to repurchase prior to such Stated Maturity shall be deemed to be Disqualified Capital Stock.

     "DTC" shall have the meaning specified in Section 2.3.

     "Event of Default" shall have the meaning specified in Section 6.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board ("FASB") or in such other statements by such other entity as approved by a significant segment of the accounting profession which are in effect in the United States.

     "Global Security" means a Security that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of Security attached hereto as Exhibit A.

     "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

     "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such Person, (i) in respect of borrowed money (whether or not the lender has recourse to all or any portion of the assets of such Person), (ii) evidenced by credit or loan agreements, bonds, notes, debentures or similar instruments (including, without limitation, notes or similar instruments given in connection with the acquisition of any other business, properties or assets of any kind), (iii) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (iv) for the payment of money relating to a Capitalized Lease Obligation, or (v) evidenced by a letter of credit or reimbursement obligation of such Person with respect to any letter of credit; (b) all obligations of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (c) all net obligations of such Person under Interest Swap and Hedging Obligations; (d) all liabilities of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability, or which is secured by a lien on property of such Person; and (e) any and all deferrals, renewals, extensions, modifications, replacements, restatements, refinancings and refundings (whether direct or indirect) of, or any indebtedness or obligation issued in exchange for, any liability of the kind described in any of the preceding clauses (a), (b), (c) or
(d), or this clause (e), whether or not between or among the same parties.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "interest" means and includes stated interest on the Securities.

     "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

     "Interest Swap and Hedging Obligations" means the obligations of any Person under any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement or other interest rate hedge agreement, interest rate collar agreement or other similar agreement or arrangement to which such Person is a party or beneficiary.

     "Issue Date" means the date of first issuance of the Securities under this Indenture.

     "Junior Securities" means any Qualified Capital Stock and any Indebtedness of the Company that is at least as subordinated in right of payment to Senior Indebtedness as the Securities and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Securities.

     "Letter of Representations" shall have the meaning specified in Section 2.6(b).

     "Non-Payment Default" shall have the meaning specified in Section 10.2.

     "Notice of Default" shall have the meaning specified in Section 6.1(3).

     "Officer" means, with respect to the Company, the Chairman or any Co-Chairman, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

     "Officers' Certificate" means, with respect to the Company, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and otherwise complying with the requirements of Section 2.2, if applicable, and the applicable provisions of Sections 11.4 and 11.5.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee and which complies with the applicable requirements of Sections 11.4 and 11.5.

     "Paying Agent" shall have the meaning specified in Section 2.3.

     "Payment Blockage Notice" shall have the meaning specified in Section 10.2.

     "Payment Blockage Period" shall have the meaning specified in Section 10.2.

     "Payment Default" shall have the meaning specified in Section 10.2.

     "Person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

     "Property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

     "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

     "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and the form of Security.

     "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security, which shall include, without duplication, in each case, accrued and unpaid interest, if any, to and including the Redemption Date.

     "Registrar" shall have the meaning specified in Section 2.3.

     "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Senior Indebtedness; provided, however, that if, and for so long as, any Senior Indebtedness lacks such a representative, then the Representative for such Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Senior Indebtedness.

     "SEC" means the Securities and Exchange Commission and any other Person hereafter succeeding to the duties thereof under the Securities Act, the TIA or the Exchange Act.

     "Securities" means, collectively, the 6% Subordinated Debentures due 2014, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

     "Senior Indebtedness" means all obligations of the Company to pay the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and all fees, costs, expenses and other amounts accrued or due on or in connection with, any Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is not senior or superior in right of payment to the Securities or is pari passu with, or subordinated to, the Securities; provided that in no event shall Senior Indebtedness include (a) Indebtedness of the Company owed or owing to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company, (b) Indebtedness representing or with respect to any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services or (c) any liability for taxes owed or owing by the Company or any Subsidiary of the Company.

     "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

     "Stated Maturity" when used with respect to any Security, means November 1, 2014.

     "Subsidiary" with respect to any Person, means (i) a corporation a majority of whose Capital Stock with voting power normally entitled to vote in the election of directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and owns alone or together with one or more Subsidiaries of such Person a majority of the partnership interests, or (iii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the execution of this Indenture unless otherwise specified herein.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Trust Officer" means any officer within the corporate trust division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject, in each case who is located at the Corporate Trust Office.

     "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations that are fully guaranteed by, the United States of America, for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

SECTION 1.2. Incorporation by Reference of TIA.
             ---------------------------------

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "Indenture securities" means the Securities.

     "Indenture securityholder" means a Holder or a Securityholder.

     "Indenture to be qualified" means this Indenture.

     "Indenture trustee" or "institutional trustee" means the Trustee.

     "Obligor" on the indenture securities means the Company and any other obligor on the Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

SECTION 1.3. Rules of Construction.
             ---------------------

     Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3) "or" is not exclusive;

     (4) words in the singular include the plural, and words in the plural include the singular;

     (5) provisions apply to successive events and transactions;

     (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (7) references to Sections or Articles means reference to such Section or
Article in this Indenture, unless stated otherwise; and

     (8) references to statutes or regulations include successor provisions thereto and recodifications thereof unless the context otherwise expressly requires.

                                  ARTICLE II.

                                 THE SECURITIES

SECTION 2.1. Form and Dating.
             ---------------

     The Securities and the Registrar's certificate of authentication in respect thereof, shall be substantially in the form of Exhibit A hereto, which Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Registrar and the Trustee. Each Security shall be dated the date of its authentication.

     The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Every Security shall bear interest from the date of initial issuance, at the annual rate as specified on the face of the Form of Debenture attached as Exhibit A hereto. Interest on Securities shall be paid on each May 1 and November 1 commencing May 1, 2005 and ending on November 1, 2014, to Holders of record at the close of business on the immediately preceding Record Date unless redeemed earlier pursuant to the terms of this Indenture. Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30 day months.

     The Person in whose name any Security (or its predecessor Security) is registered at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Security upon any transfer or exchange subsequent to the Record Date and on or prior to such Interest Payment Date. Interest may, at the option of the Company, be paid by check mailed to the address of such Person on the Security register; provided that, with respect to any Holder of Securities with an aggregate principal amount equal to or in excess of $5,000,000, at the request of such Holder in writing to the Company at least fifteen (15) days prior to the date set for payment of interest (who shall then furnish written notice to such effect to the Trustee), interest on such Holder's Securities shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instructions supplied by such Holder to the Trustee and paying agent (if different from the Trustee).

SECTION 2.2. Execution and Authentication.
             ----------------------------

     Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Securities for the Company by manual or facsimile signature. The Securities may be in facsimile form.

     If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Registrar authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

     A Security shall not be valid until an authorized signatory of the Registrar manually signs the certificate of authentication on the Security, and such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

     The Registrar shall authenticate the Securities for original issue in the aggregate principal amount of up to $320 million upon receipt of one or more written orders of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $320 million, except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers'

Certificate, the Registrar shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

     The Registrar may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Registrar may do so. Each reference in this Indenture to authentication by the Registrar includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company.

     Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.3. Registrar and Paying Agent.
             --------------------------

     The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III and VIII and as otherwise specified in the Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints Continental Stock Transfer & Trust Company as Registrar and Paying Agent.

     The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

     The Company initially appoints the Registrar to act as Securities Custodian with respect to the Global Securities.

SECTION 2.4. Paying Agent to Hold Assets in Trust.
             ------------------------------------

     The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders and the Trustee all assets held by the Paying Agent for the payment of any amounts due on the Securities (whether such assets have been delivered to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders and the Trustee. The Company at any time may require a Paying Agent to deliver all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to deliver all assets held by it to the Trustee and to account for any assets delivered to it. Upon delivery to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for such assets.

SECTION 2.5. Securityholder Lists.
             --------------------

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders as of the Record Date for such Interest Payment Date or as of the date requested by the Trustee.

SECTION 2.6. Transfer and Exchange.
             ---------------------

     (a) Global Securities. So long as the Securities are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Securities shall be represented by one or more Global Securities registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in any Global Security, which does not involve the issuance of a Security in certificated form, shall be effected through the Depositary, in accordance with this Indenture (including restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

     The beneficial owner of an interest in any Global Security shall be entitled to obtain at any time a Security in certificated form upon written request to the Trustee made through the Depositary in accordance with the rules and procedures of the Depositary and the Letter of Representations. Upon receipt of any such request, the Trustee will cause the aggregate principal amount of the Global Security to be reduced by the principal amount of the Security issued in certificated form in accordance with the rules and procedures of the Depositary and the Letter of Representations and, following such reduction, the Company will execute and the Registrar will authenticate and deliver to such beneficial owner (or its nominee) a Security or Securities in certificated form in the appropriate aggregate principal amount in the name of such beneficial owner (or its nominee) as the Holder thereof and bearing such restrictive legends as may be required by this Indenture.

     Any transfer of a beneficial interest in the Global Security which cannot be effected through book-entry settlement must be effected by the delivery to the transferee (or its nominee) of a Security or Securities in certificated form registered in the name of the transferee (or its nominee) on the books maintained by the Registrar in accordance with the transfer restrictions set forth herein. With respect to any such transfer, the Trustee will cause the aggregate principal amount of the Global Security to be reduced by the principal amount of the respective beneficial interest in the Global Security being transferred in accordance with the rules and procedures of the Depositary and the Letter of Representations and, following such reduction, the Company will execute and the Registrar will authenticate and make available for delivery to the transferee (or such transferee's nominee, as the case may be), a Security or Securities in certificated form (bearing such restrictive legends as may be required by this Indenture) in the appropriate aggregate principal amount in the name of such transferee (or its nominee) as the Holder thereof may request.

     With respect to the Global Security, the Company and the Trustee shall be entitled to treat the Person in whose name such Security is registered as the absolute owner of such Security for all purposes of this Indenture, and neither the Company nor the Trustee shall have any responsibility or obligation to any beneficial owner of such Global Security or to any direct or indirect participant of the Depositary. Without limiting the immediately preceding sentence, neither the Company nor the Trustee shall have any responsibility or obligation with respect to (i) the accuracy of the records of any Depositary or any other Person with respect to any ownership interest in the Global Security,
(ii) the delivery to any Person, other than a Holder, of any notice with respect to the Global Security, including any notice of redemption or refunding, (iii) the selection of the particular Securities or portions thereof to be redeemed or refunded in the event of a partial redemption or refunding of the Global Security or (iv) the payment to any Person, other than a Holder, of any amount with respect to the principal of, Redemption Price ,or interest on a Global Security. Notwithstanding the foregoing, the Trustee may recognize votes by, or on behalf of, the beneficial owners of any interest in such Global Security if such votes were made by beneficial owners of a related portion of the Securities when such votes are received in compliance with an omnibus proxy of the Depositary or otherwise pursuant to the rules and procedures of the Depositary and the provisions of the Letter of Representations, or other comparable evidence delivered to the Trustee by the Holder.

     (b) Transfer. So long as the Securities are eligible for book-entry settlement, or unless otherwise required by law, upon any transfer of a Security in certificated form, and upon receipt of the Security or Securities in certificated form being so transferred, the Trustee shall make an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, and the Trustee shall cancel such Security or Securities in certificated form and cause, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly; provided that the Trustee shall issue Securities in certificated form upon any transfer of a beneficial interest in any Securities (whether or not in the form of a Global Security) to an Affiliate of the Company.

     Any Global Security may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Depositary or by the National Association of Securities Dealers, Inc. or as may be required to comply with the rules and regulations of any securities exchange or automated quotation system upon which the Securities may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Securities are subject.

     Notwithstanding any other provisions of this Indenture (other than the provisions set forth in the second paragraph of Section 2.6(a) and in this
Section 2.6(b)), a Global Security may not be transferred as a whole or in part except by the Depositary to a nominee of the

Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depositary Trust Company to act as Depositary with respect to the Global Securities. Initially, the Global Security shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Securities Custodian on behalf of Cede & Co.

     The Trustee is hereby authorized and requested to execute and deliver a Letter of Representations to the Depositary and, in connection with any successor nominee for the Depositary or any successor Depositary, enter into comparable arrangements, and shall have the same rights with respect to its actions thereunder as it has with respect to its actions under this Indenture (the "Letter of Representations"). All payments of principal of, redemption premium, if any, and interest on a Global Security and all notices with respect thereto, including notices of full or partial redemption, shall be made and given at the times and in the manner set out in the Letter of Representations. The terms and provisions of the Letter of Representations shall govern in the event of any inconsistency between the provisions of this Indenture and the Letter of Representations. The Letter of Representations may be amended without the consent of any Holder.

     If at any time the Depositary for the Global Security notifies the Company that it is unwilling or unable to continue as Depositary for the Security, the Company may appoint a successor Depositary with respect to such Security. If a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Registrar, upon receipt of an Officers' Certificate for the authentication and delivery of Securities, will authenticate and make available for delivery, Securities in certificated form, in an aggregate principal amount equal to the outstanding principal amount of the Global Security, in exchange for the Global Security.

     If a Security in certificated form is issued in exchange for any portion of a Global Security after the close of business at the office or agency where such exchange occurs on any Record Date and before the opening of business at such office or agency on the next succeeding Interest Payment Date, interest will not be payable to the Holder on such Interest Payment Date in respect of such Security, but will be payable on such Interest Payment Date only to the Person to whom interest in respect of such portion of such Global Security is payable in accordance with the provisions of this Indenture.

     Securities in certificated form issued in exchange for all or a part of a Global Security pursuant to this Section 2.6 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instruction from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. Upon execution and authentication, the Registrar shall make such Securities available for delivery in certificated form to the Person in whose names such Securities in certificated form are so registered.

     At such time as all interests in a Global Security have been redeemed, canceled, exchanged for Securities in certificated form, or transferred to a transferee who receives Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee. At any time prior to such cancellation, if any interest in a Global Security is exchanged for Securities in certificated form, redeemed or canceled, or transferred to a transferee who receives Securities in certificated form therefor or any Security in certificated form is exchanged or transferred for part of a Global Security, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Security, by the Trustee, to reflect such reduction or increase. In the event of any transfer of any beneficial interest between one Global Security and another in accordance with the standing procedures and instructions between the Depositary and the Trustee and the transfer restrictions required herein, the aggregate principal amount of each Global Security shall be appropriately increased or decreased, as the case may be, and an endorsement shall be made on each Global Security by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction or increase.

     (c) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed or canceled, such Global Security shall be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

     (d) Obligations with respect to Transfers and Exchanges of Definitive
         -----------------------------------------------------------------
Securities and Global Securities.
---------------------------------

     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Registrar shall authenticate Definitive Securities and Global Securities at the Registrar's or co-Registrar's request.

     (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessment, or similar governmental charge payable in connection therewith (other than any such transfer tax, assessment, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2 (fourth paragraph), 2.10, 3.7 or 9.5).

     (iii) The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part.

     Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, indirect participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture (including to the extent such requirement is at the discretion of the Company), and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7. Replacement Securities.
             ----------------------

     If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Registrar shall authenticate a replacement Security (bearing a number not contemporaneously outstanding) if the Registrar's requirements are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, may, instead of issuing a new Security, pay such Security, upon satisfaction of the conditions set forth in the preceding paragraph.

     Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.8. Outstanding Securities.
             ----------------------

     Securities outstanding at any time are all the Securities that have been authenticated by the Registrar (including any Security represented by a Global Security) except those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 2.7, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section
2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in
Section 2.9.

     If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

     If on a Redemption Date the Paying Agent (other than the Company or an Affiliate of the Company) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date in accordance with Section 3.6 hereof and payment of the Securities called for redemption is not otherwise prohibited pursuant to Article XI hereof or otherwise, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.9. Treasury Securities.
             -------------------

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.10. Temporary Securities.
              --------------------

     Pending the preparation of Definitive Securities in certificated form, the Company may execute and the Registrar or an authenticating agent appointed by the Registrar shall, upon the written request of the Company, authenticate and make available for delivery temporary Securities. Temporary Securities shall be issuable in any authorized denomination, and substantially in the form of the Definitive Securities in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company.

     Every such temporary Security shall be executed by the Company and authenticated by the Registrar or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Securities in certificated form. Without unreasonable delay the Company will execute and deliver to the Registrar or such authenticating agent Definitive Securities in certificated form (other than in the case of Securities in global form) and thereupon any or all temporary Securities (other than in the case of Securities in global form) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.2 and the Registrar or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Securities an equal aggregate principal amount of Definitive Securities in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor.

     Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Definitive Securities in certificated form authenticated and delivered hereunder.

SECTION 2.11. Cancellation.
              ------------

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and dispose of all Securities surrendered for transfer, exchange, payment or cancellation in accordance with its customary practices, unless otherwise requested by the Company. Subject to Section 2.7, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

SECTION 2.12. Interest and Defaulted Interest.
              -------------------------------

     Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Record Date immediately preceding such Interest Payment Date.

     Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on such defaulted amounts (collectively, herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such Cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities may be listed or quoted and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 2.12, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such predecessor Security.

SECTION 2.13. CUSIP Numbers.
              -------------

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                  ARTICLE III.

                                   REDEMPTION

SECTION 3.1. Right of Redemption.
             -------------------

     Redemption of Securities, as permitted by any provision of this Indenture, shall be made in accordance with Paragraph 5 of the Securities and this Article
III. The Company has the right to redeem all or any part of the Securities at the Redemption Prices specified in Paragraph 5 of the Securities under the caption "Redemption", in each case including accrued and unpaid interest to, but excluding, the Redemption Date.

SECTION 3.2. Notices to Trustee.
             ------------------

     If the Company elects to redeem Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

     If the Company elects to reduce the principal amount of Securities to be redeemed by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

     The Company shall give each notice to the Trustee provided for in this
Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the

Trustee). Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereupon be void and of no effect.

SECTION 3.3. Selection of Securities to Be Redeemed.
             --------------------------------------

     If less than all of the outstanding Securities are to be redeemed on any Redemption Date, the Trustee shall select the Securities or portions thereof to be redeemed by lot, on a pro rata basis or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable depositary, legal and stock exchange or automated quotation system requirements.

     The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities or portions thereof selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.4. Notice of Redemption.
             --------------------

     At least 30 days prior to a Redemption Date, the Company shall send a notice of redemption to the Trustee and each Holder whose Securities are to be redeemed. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities or portions thereof to be redeemed and shall state:

     (1) the Redemption Date;

     (2) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

     (3) the name, address and telephone number of the Paying Agent;

     (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

     (5) that, unless (a) the Company defaults in its obligation to deposit Cash with the Paying agent in accordance with Section 3.6 hereof or (b) such redemption payment is prohibited pursuant to Article X hereof or otherwise, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest to, but excluding, the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

     (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

     (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portions thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

     (8) the CUSIP number of the Securities to be redeemed; and

     (9) that the notice is being sent pursuant to this Section 3.4 and pursuant to the redemption provisions of Paragraph 5 of the Securities.

     If notice is given as provided in this Section 3.4, the failure of any Holder to receive such notice or any defect in such notice shall not affect the redemption or the validity of the proceedings for the redemption of the Securities.

SECTION 3.5. Effect of Notice of Redemption.
             ------------------------------

     Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption shall become due and payable on the Redemption Date at the Redemption Price, including accrued and unpaid interest to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including accrued and unpaid interest to, but excluding, the Redemption Date; provided that if the Redemption Date is after a Record Date and on or prior to the corresponding Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Securities at the close of business on the relevant Record Date; and provided, further, that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.6. Deposit of Redemption Price.
             ---------------------------

     On or prior to 10:30 a.m. New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash sufficient to pay all amounts due on all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any Cash so deposited which is not required for that purpose upon the written request of the Company.

     If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not prohibited under Article XI or otherwise, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Security.

SECTION 3.7. Securities Redeemed in Part.
             ---------------------------

     Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Registrar shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE IV.

                                    COVENANTS

SECTION 4.1. Payment of Securities.
             ---------------------

     The Company shall pay the principal or Redemption Price of and interest on the Securities on the dates and in the manner provided in the Securities. A payment of any amount due on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, Cash deposited and designated for and sufficient to pay the applicable amount.

     The Company shall pay interest on overdue principal or Redemption Price and on overdue installments of interest at the rate specified in the Securities, compounded semi-annually, to the extent lawful.

SECTION 4.2. Maintenance of Office or Agency.
             -------------------------------

     The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Registrar set forth in Section 11.2.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the principal corporate trust office of the Trustee as such office.

SECTION 4.3. Corporate Existence.
             -------------------

     Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents and the rights (charter and statutory) and corporate franchises of the Company; provided, however, that the Company shall not be required to preserve any right or franchise, if (a) the Company shall, in good faith, reasonably determine that the preservation thereof is no longer desirable in the conduct of its business and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 4.4. Compliance Certificate; Notice of Default.
             -----------------------------------------

     (a) The Company shall deliver to the Trustee within 90 days after the end of its fiscal year an Officers' Certificate one of the signors of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company complying with Section 314(a)(4) of the TIA and stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company to comply with any conditions or covenants in this Indenture (determined without regard to any period of grace or requirement of notice) and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

     (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default, Event of Default or fact which would prohibit the making of any payment to or by the Trustee in respect of the Securities, an Officers' Certificate specifying such Default, Event of Default or fact and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives notice thereof from the Company or any of the Holders.

SECTION 4.5. Reports.
             -------

     If the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder requesting such information in writing, within 15 days after it is or would have been required to file such with the SEC, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's independent certified public accountants as such would be required in such reports to the SEC and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. The Company shall promptly notify the Trustee in writing if it is no longer subject to the reporting of Section 13 or 15(d) of the Exchange Act. In addition, the Company shall file with the Trustee and the SEC, and transmit to Holders of Securities, such information, documents and other reports and such summaries thereof, as may be required pursuant to the TIA at the times and in the manner provided pursuant to such Act.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                   ARTICLE V.

                              SUCCESSOR CORPORATION

SECTION 5.1. Limitation on Merger, Sale or Consolidation.
             -------------------------------------------

     (a) The Company shall not, directly or indirectly, consolidate with or merge with or into another Person or sell, lease, convey or transfer all or substantially all of its assets (other than to a wholly-owned Subsidiary or Subsidiaries), whether in a single transaction or a series of related transactions, to another Person or group of Affiliated Persons, unless (i) either (a) in the case of a merger or consolidation, the Company is the surviving entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities and the Indenture; and (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required, such supplemental indenture comply with this Indenture and that all conditions precedent relating to such transaction have been satisfied.

     (b) For purposes of clause (a) of this Section 5.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.2. Successor Corporation Substituted.
             ---------------------------------

     Upon any consolidation or merger or any sale, lease, conveyance or transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance or transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and when a successor corporation duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the predecessor (except in the case of a lease) shall be released from such obligations (except with respect to any obligations that arise from or as a result of such transaction).

                                  ARTICLE VI.

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1. Events of Default.
             -----------------

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (1) failure to pay any installment of interest on the Securities as and when the same becomes due and payable, and the continuance of such failure for a period of 30 days, whether or not such payment is prohibited by Article X;

     (2) failure to pay all or any part of the principal of, or premium, if any on the Securities when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, whether or not such payment is prohibited by Article X;

     (3) failure by the Company to observe or perform any covenant or agreement contained in the Securities or this Indenture (other than a default in the performance of any covenant or agreement which is specifically dealt with elsewhere in this Section 6.1), and continuance of such failure for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then outstanding Securities, a written notice specifying such failure, requesting it to be remedied and stating that such notice is a "Notice of Default" hereunder;

     (4) a decree, judgment or order by a court of competent jurisdiction shall have been entered adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any Bankruptcy Law, and such decree, judgment, or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company or of the property of the Company, or for the winding up or liquidation of the affairs of the Company, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days; or

     (5) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer of consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors; or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing.

     If a Default shall occur and be continuing and be known to the Trustee, the Trustee shall, within 90 days after the occurrence of such Default, give to the Holders notice of such Default; provided that the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the best interest of the Holders, except in the case of a Default in the payment of any amounts due on the Securities.

SECTION 6.2. Acceleration of Maturity Date; Rescission and Annulment.
             -------------------------------------------------------

     If an Event of Default (other than an Event of Default specified in Section 6.1(4) or (5) relating to the Company) occurs and is continuing, then, and in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Securities, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Securities, including in each case accrued interest thereon, to be due and payable immediately. If an Event of Default specified in Section 6.1(4) or (5) relating to the Company occurs, all amounts due thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

     (1) the Company has paid or deposited with the Trustee Cash sufficient to pay

          (A) All overdue interest on all Securities,

          (B) the principal or Redemption Price of any Securities which would then be due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities,

          (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities,

          (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and

     (2) all Events of Default, other than the non-payment of the principal or Redemption Price of, and interest on, the Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in
Section 6.12.

     Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Default or Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Default or Event of Default. No such waiver shall cure or waive any subsequent Default or Event of Default or impair any right consequent thereon.

SECTION 6.3. Collection of Indebtedness and Suits for Enforcement by Trustee.
             ---------------------------------------------------------------

     The Company covenants that if an Event of Default in payment of any amount specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities and, to the extent that payment of such interest shall be legally enforceable, interest on any such overdue amounts, including any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including compensation to, and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.4. Trustee May File Proofs of Claim.
             --------------------------------

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions permitted under the TIA, including

     (1) to file and prove a claim for the whole amount owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

     (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with
Section 6.6;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.5. Trustee May Enforce Claims Without Possession of Securities.
             -----------------------------------------------------------

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 6.6. Priorities.
             ----------

     Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of the Securities, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the Trustee in payment of all amounts due pursuant to Section
7.7;

     SECOND: To the holders of Senior Indebtedness of the Company to the extent provided in Article XI;

     THIRD: To the Holders in payment of the amounts then due and unpaid for principal or Redemption Price of, and interest on, the Securities in respect or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for any and all of such amounts; and

     FOURTH: The remainder, if any, shall be repaid to the Company.

SECTION 6.7. Limitation on Suits.
             -------------------

     No Holder of any Security shall have any right to institute or order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, except for a default in the payment of principal or Redemption Price of, and interest on, the Securities, unless

          (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (B) the Holders of not less than 25% in principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (C) such Holder or Holders have furnished to the Trustee (to the extent not prohibited by the TIA) security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

          (D) the Trustee for 60 days after its receipt of such notice, request and furnishing of indemnity has failed to institute any such proceeding; and

          (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of then outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 6.8. Unconditional Right of Holders to Receive Payments.
             --------------------------------------------------

     Notwithstanding any other provision of this Indenture but subject to the provisions of Article X, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal or Redemption Price of, and interest on, such Security when due and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 6.9. Rights and Remedies Cumulative.
             ------------------------------

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.10. Delay or Omission Not Waiver.
              ----------------------------

     No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.11. Control by Holders.
              ------------------

     The Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

     (a) such direction shall not be in conflict with any rule of law or with this Indenture,

     (b) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

     (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.12. Waiver of Past Default.
              ----------------------

     The Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may, on behalf of all Holders, prior to the declaration of acceleration of the maturity of the Securities, waive any past Default hereunder and its consequences, except a Default in the payment of the principal or Redemption Price of, or interest on, any Security not yet cured.

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair the exercise of any right arising therefrom.

SECTION 6.13. Undertaking for Costs.
              ---------------------

     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of aggregate principal amount of then outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of any amount due on any Security on or after the respective due date of such Security.

SECTION 6.14. Restoration of Rights and Remedies.
              ----------------------------------

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE VII.

                                     TRUSTEE

     The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

SECTION 7.1. Duties of Trustee.
             -----------------

     (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (b) Except during the continuance of a Default or an Event of Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and the TIA and no others, and no covenants or obligations shall be implied in or read into this Indenture or the TIA which are adverse to the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this
Section 7.1.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Article VI.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

     (f) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (e) of this Section 7.1.

SECTION 7.2. Rights of Trustee.
             -----------------

     Subject to Section 7.1:

     (a) The Trustee may conclusively rely on any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or any other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its own selection and may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on and in accordance with the advice of its counsel or any Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may consult with counsel of its choosing (which may include counsel to the Company) and the written advice of such counsel shall be full and complete authorization and protection for any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

     (d) The Trustee may execute any of its trusts or powers to perform any duties under this Indenture, either directly or by or through agents or attorneys, and may, in all cases, pay, subject to reimbursement as provided in
Section 7.7, such reasonable compensation as it deems proper to all such agents and attorneys employed or retained by it, and the Trustee shall not be responsible for any misconduct or negligence of any agent or attorney appointed by it with due care.

     (e) The Trustee shall not be liable for any action it takes or omits to take in good faith, in reliance upon an Opinion of Counsel, which it believes to be authorized or within the rights or powers conferred upon it under this Indenture.

     (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

     (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have furnished to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

     (h) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and any Bond Resolution shall be sufficiently evidenced by a copy thereof certified by an Officer.

     (i) The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 6.1(1) or 6.1(2) during any period that the Trustee is also serving as Paying Agent, or (ii) any Default or Event of Default of which a Trust Officer of the Trustee shall have received written notification or obtained actual knowledge.

     (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder, and to their respective officers, directors, employees and attorneys.

     (k) The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

     (l) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

     (m) Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any offering memorandum or other disclosure material distributed with respect to the Securities, and the Trustee shall have no responsibility for compliance with any state or federal securities laws in connection with the Securities.

SECTION 7.3. Individual Rights of Trustee.
             ----------------------------

     The Trustee in its individual or any other capacity may buy, sell, own and hold any interest in the Securities and may otherwise deal with the Company, any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.4. Trustee's Disclaimer.
             --------------------

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, or the use or application of any funds received by a Paying Agent other than the Trustee, and it shall not be responsible for any statement in the Securities.

SECTION 7.5. Notice of Default.
             -----------------

     If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of any amount due on a Security, the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the best interest of the Securityholders.

SECTION 7.6. Reports by Trustee to Holders.
             -----------------------------

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, if required by the TIA, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b) and 313(c).

     The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automated quotation system and any delisting thereof.

     A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC, if required by law, and each stock exchange or automated quotation system, if any, on which the Securities are listed.

SECTION 7.7. Compensation and Indemnity.
             --------------------------

     The Company agrees to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with any of the provisions of this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

     The Company hereby indemnifies, defends and holds the Trustee (in its capacity as Trustee and in any other capacity in which the Trustee is serving under this Indenture) and each of its officers, directors, employees, attorneys and agents harmless against, any and all suits, claims and demands (whether asserted by the Company, any Holder or any other Person), costs and expenses (including, but not limited to, reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), losses or liabilities incurred by it arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement made without its written consent (which consent shall not be unreasonably withheld). The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee to the extent such loss or liability was proven to have been caused by the Trustee's negligence or bad faith.

     To secure the Company's payment obligations in this Section 7.7, the Company and the Holders agree that the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay any amounts due on particular Securities pursuant to Article III.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(4) and (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

SECTION 7.8. Replacement of Trustee.
             ----------------------

     The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of then outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing. The Company may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10;

     (b) the Trustee is adjudged bankrupt or insolvent;

     (c) a receiver, custodian or other public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

     No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 7.8.

     If the instrument of acceptance by a successor Trustee required by this
Section 7.8 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. At any time within one year after a successor Trustee appointed by the Company takes office, the Holder or Holders of a majority in principal amount of then outstanding Securities may, with the Company's consent, appoint a successor Trustee to replace such successor Trustee as so appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the Company or any Holder or Holders of at least 10% in principal amount of then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Holder or Holders of at least 10% in principal amount of then outstanding Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9. Successor Trustee by Merger, Etc.
             --------------------------------

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 7.10. Eligibility; Disqualification.
              -----------------------------

     The Trustee shall at all times satisfy the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent filed annual report of condition. The Trustee shall comply with TIA ss. 310(b).

SECTION 7.11. Preferential Collection of Claims Against Company.
              -------------------------------------------------

     The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                 ARTICLE VIII.

                           SATISFACTION AND DISCHARGE

SECTION 8.1. Satisfaction and Discharge of Indenture.
             ---------------------------------------

     The Company may terminate its obligations under this Indenture (subject to the provisions of this Article VIII) when it shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Article II hereof) and the following conditions shall be satisfied:

     (1) The Company has paid all sums payable under the Indenture; and

     (2) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent have been complied with as contemplated by this Section 8.1.

SECTION 8.2. Repayment to the Company.
             ------------------------

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, for the payment of any amount due on any Security and remaining unclaimed for at least two years after such amount has become due and payable shall be paid to the Company on its written request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

                                  ARTICLE IX.

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1. Supplemental Indentures Without Consent of Holders.
             --------------------------------------------------

     Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

     (1) to cure any ambiguity, defect or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided, that such action pursuant to this clause (1) does not adversely affect the rights of any Holder;

     (2) to create additional covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder;

     (3) to provide for collateral for or guarantors of the Securities;

     (4) to evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company herein and in the Securities in accordance with Article V; or

     (5) to comply with the TIA.

SECTION 9.2. Amendments, Supplemental Indentures and Waivers with Consent of
             ---------------------------------------------------------------
             Holders.
             -------

     Subject to the last sentence of this paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to the last sentence of this paragraph, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may, in writing, waive compliance by the Company with any provisions of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

     (a) change the Stated Maturity of, or any installment of interest on, any Security or reduce the principal amount or Redemption Price thereof or the rate (or extend the time for payment) of interest thereon, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date thereof, or alter the terms of this Indenture regarding redemption provisions in a manner adverse to the Holders, or modify the subordination provisions in a manner adverse to the Holders;

     (b) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture;

     (c) provide that other provisions of the Indenture cannot be modified or waived without consent of the Holder of each outstanding Security affected thereby.

     It shall not be necessary for the consent of the Holders under this Section
9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     After an amendment, supplement or waiver under this Section 9.2 or Section
9.4 becomes effective, it shall bind each Holder.

     In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or (at the option of the Company) to all Holders, consideration for consent to such amendment, supplement or waiver.

SECTION 9.3. Compliance with TIA.
             -------------------

      Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.4. Revocation and Effect of Consents.
             ---------------------------------

     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any clauses (1) through (4) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of any amount due on a Security, on or after the respective dates set for such amounts to become due and payable as then expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

SECTION 9.5. Notation on or Exchange of Securities.
             -------------------------------------

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Registrar shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.6. Trustee to Sign Amendments, Etc.
             -------------------------------

     The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties, protections, benefits, privileges or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and that all conditions precedent have been satisfied.

                                   ARTICLE X.

                                  SUBORDINATION

SECTION 10.1. Securities Subordinated to Senior Indebtedness.
              ----------------------------------------------

     The Company and each Holder, by its acceptance of Securities, agree that
(a) the payment of the principal of, premium, if any, interest on the Securities and (b) any other payment in respect of the Securities, including on account of the acquisition or redemption of the Securities by the Company are subordinated, to the extent and in the manner provided in this Article X, to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

     This Article X shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 10.2. No Payment on Securities in Certain Circumstances.
              -------------------------------------------------

     (a) No payment may be made by the Company on account of the principal of, premium, if any, interest on or to acquire any of the Securities, for cash or property, or on account of the redemption provisions of the Securities, (i) upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and interest on such Senior Indebtedness and all other

Senior Indebtedness are first paid in full in cash (or such payment is duly provided for), or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on any Senior Indebtedness of the Company when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

     (b) Upon (i) the happening of an event of default (other than a Payment Default) that permits, or would permit, with (w) the passage of time, (x) the giving of notice, (y) the making of any payment in respect of the Securities then required to be made, or (z) any combination thereof (collectively, a "Non-Payment Default"), the holders of Designated Senior Indebtedness or their representative immediately to accelerate the maturity of any Designated Senior Indebtedness and (ii) written notice of such Non-Payment Default given to the Company and the Trustee by the Representative of the Designated Senior Indebtedness (a "Payment Blockage Notice"), then, unless and until such Non-Payment Default has been cured or waived or otherwise has ceased to exist, no payment (by setoff or otherwise) may be made by or on behalf of the Company on account of the principal of, premium, if any, interest on the Securities, or to acquire or repurchase any of the Securities for cash or property, or on account of the redemption provisions of the Securities, in any such case other than payments made with Junior Securities.

     Notwithstanding the foregoing, unless (i) the Designated Senior Indebtedness in respect of which such Non-Payment Default exists has been declared due and payable in its entirety within 179 days after the Payment Blockage Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, the Company shall be required to pay all sums not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Securities. Not more than one Payment Blockage Notice may be given in any 365-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. In no event, however, may the total number of days during which any Payment Blockage Period or Payment Blockage Periods are in effect exceed 179 days in the aggregate during any consecutive 365-day period.

     (c) In furtherance of the provisions of Section 10.1, in the event that, notwithstanding the foregoing provisions of this Section 10.2, any payment or distribution of assets of the Company shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the provisions of this Section 10.2, then such payment or distribution (subject to the provisions of Section 10.7) shall be received and held in trust by the Trustee or such Holder for the benefit of the holders of Senior Indebtedness of the Company, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of Senior Indebtedness of the Company remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebtedness of the Company remaining unpaid, to the extent necessary to pay or provide for the payment of all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution of, or provision therefor, to the holders of such Senior Indebtedness.

SECTION 10.3. Securities Subordinated to Prior Payment of All Senior
              ------------------------------------------------------
              Indebtedness on Dissolution, Liquidation or Reorganization.
              ----------------------------------------------------------

     Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

     (a) the holders of all Senior Indebtedness of the Company shall first be entitled to receive payments in full in cash (or have such payment duly provided for) of all Senior Indebtedness before the Holders are entitled to receive any payment on account of the principal of, premium, if any, or interest on the Securities (other than Junior Securities);

     (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by setoff or otherwise), except for the provisions of this Article X, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of Senior Indebtedness of the Company or their representative to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

     (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities), shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company or an Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of the Securities before all Senior Indebtedness of the Company is paid in full, such payment or distribution (subject to the provisions of Section 10.7) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of such Senior Indebtedness, or their respective representative, ratably according to the respective amounts of such Senior Indebtedness held or represented by each, to the extent necessary to make payments as provided herein of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness, as promptly as practical following notice from the Trustee to the Representative of such Senior Indebtedness that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Senior Indebtedness.

SECTION 10.4. Securityholders to Be Subrogated to Rights of Holders of
              --------------------------------------------------------
              Senior Indebtedness.
              -------------------

     Subject to the payment in full of all Senior Indebtedness of the Company as provided herein, the Holders of Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the

Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by the Company, or by or on behalf of the Holders by virtue of this Article X, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company or on account of such Senior Indebtedness, it being understood that the provisions of this Article X are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

     If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article X shall have been applied, pursuant to the provisions of this Article X, to the payment of amounts payable under Senior Indebtedness of the Company, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

SECTION 10.5. Obligations of the Company Unconditional.
              ----------------------------------------

     Nothing contained in this Article X or elsewhere in this Indenture or in the Securities is intended to or shall impair as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal or Redemption Price of, and interest on, the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article X, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     Notwithstanding anything to the contrary in this Article X or elsewhere in this Indenture or in the Securities, upon any distribution of assets of the Company referred to in this Article X, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article X. Nothing in this Article X shall apply to the claims of, or payments to, the Trustee under or pursuant to Sections 6.6 and 7.7.

SECTION 10.6. Trustee Entitled to Assume Payments Not Prohibited in
              -----------------------------------------------------
              Absence of Notice.
              -----------------

     Notwithstanding anything to the contrary contained in this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or any Paying Agent, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than two Business Days prior to such payment, written notice thereof in the manner required under Section 11.2 from the Company or from a Representative of facts that would cause any such payment to violate this Article. The Trustee and the Paying Agent shall be entitled in all respects conclusively to assume that it is authorized to make payments with respect to the Securities, unless and until it receives the written notice in the manner and prior to the time described above.

SECTION 10.7. Application by Trustee of Assets Deposited with It.
              --------------------------------------------------

     Amounts deposited in trust with the Trustee pursuant to and in accordance with this Indenture shall be for the sole benefit of Securityholders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article X. Otherwise, any deposit of assets with the Trustee or the Agent (whether or not in trust) for the payment of any Securities shall be subject to the provisions of Sections 10.1, 10.2, 10.3 and 10.4; provided that, if prior to two Business Days preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of any amount due on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 10.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

SECTION 10.8. Subordination Rights Not Impaired by Acts or Omissions of
              ---------------------------------------------------------
              the Company or Holders of Senior Indebtedness.
              ---------------------------------------------

     No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article X shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

SECTION 10.9. Securityholders Authorize Trustee to Effectuate
              -----------------------------------------------
              Subordination of Securities.
              ---------------------------

     Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article X and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company), the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 10.10. Right of Trustee to Hold Senior Indebtedness.
               --------------------------------------------

     The Trustee shall be entitled to all of the rights set forth in this
Article X in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 10.11. Article X Not to Prevent Events of Default.
               ------------------------------------------

     The failure to make any payment due on the Securities by reason of any provision of this Article X shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way prevent the Holders from exercising any right hereunder other than the right to receive payment on the Securities.

SECTION 10.12. No Fiduciary Duty of Trustee to Holders of Senior
               -------------------------------------------------
               Indebtedness.
               ------------

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders or any Representative (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company or any other Person, Cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article X or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect holders of Senior Indebtedness shall be read into this Indenture against the Trustee. Nothing in this Section 10.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their Representative. The Trustee shall only be obligated to take direction or receive notices on behalf of the holders of the Senior Indebtedness from the Representative thereof.

                                  ARTICLE XI.

                                  MISCELLANEOUS

SECTION 11.1. TIA.
              ---

     This Indenture is hereby made subject to, and shall be governed by, the provisions of the TIA required to be part of and to govern indentures qualified under the TIA. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, whether or not this Indenture has been qualified under the TIA, shall control.

     The parties acknowledge and agree that the Indenture is not required to be qualified under the provisions of the TIA and that such provisions will not apply to this Indenture as a matter of law. Notwithstanding the foregoing, the parties agree that, except as may be specifically modified herein, it is the parties intent that the provisions of the TIA be incorporated herein as if this Indenture were subject thereto as a matter of law.

SECTION 11.2. Notices.
              -------

     Any notices or other communications to the Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     if to the Company:

     Mueller Industries, Inc.
     8285 Tournament Drive
     Suite 150
     Memphis, TN  38125
     Attention:  General Counsel
     Telecopy:   (901) 753-3254

     if to the Trustee:

     SunTrust Bank
     Corporate Trust Division
     25 Park Place, 24th Floor
     Atlanta, Georgia  30303-2900
     Attention:  Jack Ellerin
     Telecopy:   (404) 588-7335

     Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.3. Communications by Holders with Other Holders.
              --------------------------------------------

     Securityholders may communicate pursuant to TIA ss.312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss.312(c).

SECTION 11.4. Certificate and Opinion as to Conditions Precedent.
              --------------------------------------------------

     Upon any request or application by the Company to the Trustee to take, or omit to take, any action under this Indenture, the Company shall furnish to the
Trustee:

     (1) An Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.5. Statements Required in Certificate or Opinion.
              ---------------------------------------------

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.6. Rules by Trustee, Paying Agent, Registrar.
              -----------------------------------------

     The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.7. Payment Dates.
              -------------

     If a payment date is not a Business Day at the place for payment, payment may be made at such place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

SECTION 11.8. Governing Law.
              -------------

     This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

SECTION 11.9. No Adverse Interpretation of Other Agreements.
              ---------------------------------------------

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. No Recourse Against Others.
               --------------------------

     No direct or indirect partner, employee, stockholders, director or officer, as such, past, present or future of the Company or the Trustee, or any successor corporation, shall have any personal liability in respect of the obligations of the Company or the Trustee under the Securities or this Indenture by reason of his, her or its status as such partner, stockholder, employee, director or officer. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 11.11. Successors.
               ----------

     All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12. Duplicate Originals.
               -------------------

     All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13. Severability.
               ------------

     In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.14. Table of Contents, Headings, Etc.
               ---------------------------------

     The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in now way modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                    MUELLER INDUSTRIES, INC., a Delaware
                                    corporation

                                    By:     /s/ Kent A. McKee
                                       ---------------------------------------
                                    Name:   Kent A. McKee
                                    Title:  Vice President and Chief Financial
                                            Officer



                                    SUNTRUST BANK, as Trustee

                                    By:     /s/ Jack Ellerin
                                       ---------------------------------------
                                    Name:   Jack Ellerin
                                    Title:  Vice President

                                                                       EXHIBIT A

                           [FORM OF FACE OF SECURITY]

                            MUELLER INDUSTRIES, INC.
                       6% SUBORDINATED DEBENTURE DUE 2014

No._______                                      CUSIP No. [________________]
$[_________]

     Mueller Industries, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]1 or registered assigns, the principal sum of [______________] Dollars, on November 1, 2014.

     Interest Payment Dates: May 1 and November 1; commencing May 1, 2005.

     Record Dates: April 15 and October 15.

     Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed under its corporate seal.

     (SEAL)                         MUELLER INDUSTRIES, INC., a Delaware
                                    corporation

                                    By:
                                       ---------------------------
                                    Title:

Attest:
       -----------------------
       Secretary

               [FORM OF REGISTRAR'S CERTIFICATE OF AUTHENTICATION]

      Dated: ____________________

     This is one of the Securities described in the within-mentioned Indenture.

                                    CONTINENTAL STOCK TRANSFER & TRUST
                                    COMPANY,
                                    as Registrar

                                    By:
                                       ------------------------
                                       Authorized Signatory


--------
1 This reference to Cede & Co. should be included only if the Security is issued in global form.

                       [FORM OF REVERSE SIDE OF DEBENTURE]

                            MUELLER INDUSTRIES, INC.
                       6% SUBORDINATED DEBENTURE DUE 2014

[For Global Securities Only:]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY," WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. (OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.2

                       ----------------------------------

     1. Interest.

     The Company promises to pay interest on the principal amount of this Security at the rate of 6% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 8% per annum compounded semi-annually.

     The Company will pay interest semi-annually on May 1 and November 1 of each year (each, an "Interest Payment Date"), commencing May 1, 2005. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from October 26, 2004. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     2. Method of Payment.

     The Company shall pay interest on the Securities (except defaulted amounts) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Any such amount not so punctually paid, and defaulted interest relating thereto, may be paid to the Persons who are registered Holders at the close of business on a Special Record Date for the payment of such defaulted amounts, as more fully provided in the Indenture referred to below. Except as provided below, the Company shall pay all amounts


----------

2 This paragraph should be added only if the Security is issued in global form.

due on the Securities in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). The Securities will be payable at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or at the option of the Company, payment may be made by check mailed to the Holders at their addresses set forth in the registry of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to Global Securities and all other Securities of an aggregate principal amount equal to at least $5,000,000, the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent not less than fifteen (15) days prior to the relevant payment date.

     3. Paying Agent and Registrar.

     Initially, Continental Stock Transfer & Trust Company will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

     4. Indenture.

     The Company issued the Securities under an Indenture, dated as of October 26, 2004 (the "Indenture"), between the Company and SunTrust Bank, Atlanta, Georgia, as Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured, subordinated obligations of the Company limited in aggregate principal amount of $320,000,000.

     5. Redemption.

     The Securities may be redeemed in whole at any time or in part from time to time at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, plus any accrued but unpaid interest to, but excluding, the Redemption Date.

     If redeemed during the 12-month period beginning October 26,

            YEAR                           REDEMPTION PRICE
            ----                           ----------------
            2004.......................    105.00%
            2005.......................    104.00%
            2006.......................    103.00%
            2007.......................    102.00%
            2008.......................    101.00%
            2009 and thereafter........    100.00%

     Any such redemption will comply with Article III of the Indenture.

     6. Notice of Redemption.

     Notice of redemption will be sent by first class mail, postage prepaid, at least 30 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in multiples of $1,000 only.

     Except as set forth in the Indenture, from and after any Redemption Date, if moneys for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date and payment of the Securities called for redemption is not prohibited under Article X of the Indenture, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued and unpaid interest to the Redemption Date.

     7. Denominations; Transfer; Exchange.

     The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange, Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

     8. Persons Deemed Owners.

     The registered Holder of a Security may be treated as the owner of it for all purposes.

     9. Unclaimed Money.

     If money for the payment of any amounts due on a Security remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease and the registered holder shall thereafter look only to the Company for payment thereof.

     10. Amendment; Supplement; Waiver.

     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, and any existing Default or Event of Default or compliance with any provision may be waived, with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

     11. Subordination.

     Payment of principal, premium, if any, and interest on, the Securities is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness. Each Holder, by its acceptance hereof, agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provisions provided for in the Indenture and appoints the Trustee as its attorney-in-fact for such purposes.

     12. Successors.

     When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

     13. Defaults and Remedies.

     If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

     14. Trustee Dealings with the Company.

     The Trustee under the Indenture, in its individual or any other capacity, may buy, sell, own and hold any interest in the Securities and may otherwise deal with the Company, any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not the Trustee.

     15. No Recourse Against Others.

     No stockholder, director, officer or employee, as such, past, present or future, of the Company or the Trustee, or any successor corporation shall have any personal liability in respect of the obligations of the Company or the Trustee under the Securities or the Indenture by reason of his, her or its status as such stockholder, director, officer or employee. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

     16. Authentication.

     This Security shall not be valid until the Registrar or authenticating agent signs the certificate of authentication on the other side of this Security.

     17. Abbreviations and Defined Terms.

     Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

     18. CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

     19. Governing Law.

     The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

                              [FORM OF ASSIGNMENT]

     I or we assign this Security to:

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             (Print or type name, address and zip code of assignee)

             ------------------------------------------------------
      Please insert Social Security or other identifying number of assignee and irrevocably appoint _______________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:_________________  Signed: ______________________________
                                 (Sign exactly as name appears on the other side of this Security)

-----------------------
Signature Guarantee

Signature guarantee should be made by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Registrar.

                SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES3

     The following exchanges of a part of this Global Security have been made:

                                                   Principal
                                                   Amount           Signature of
                 Amount of        Amount of        of this Global   authorized
                 Decrease in      Increase in      Security         signatory of
                 Principal        Principal        following such   Trustee or
Date of          Amount of this   Amount of this   decrease (or     Securities
Exchange         Global Security  Global Security  increase)        Custodian
================================================================================





----------

3 This Schedule should only be added if the Security is issued in global form.

                            Acceptance of Appointment
                            -------------------------

     Continental Stock Transfer & Trust Company hereby accepts its appointment as Registrar and Paying Agent under the Indenture, dated as of October 26, 2004, by and between Mueller Industries, Inc. and SunTrust Bank, as trustee, and agrees to so act.



                                    CONTINENTAL STOCK TRANSFER & TRUST COMPANY



                                    By: /s/ Roger Bernhammer
                                       ---------------------------------
                                       Name:   Roger Bernhammer
                                       Title:  Vice President